Exhibit 10.2

21ST CENTURY ONCOLOGY HOLDINGS, INC.
WARRANT AGREEMENT

WARRANT AGREEMENT (this “Agreement”), dated as of                                  between 21st Century Oncology Holdings, Inc., a Delaware corporation (the “Company”), and the holders from time to time of the Warrants referred to herein (the “Holders”).

WHEREAS, pursuant to the Subscription Agreement, dated as of September 26, 2014 (the “Subscription Agreement”), by and among 21st Century Oncology Investments, LLC, the Company, 21st Century Oncology, Inc., and Canada Pension Plan Investment Board, providing, among other things, for the issuance by the Company of warrants to purchase Common Stock (collectively, the “Warrants,”); and

WHEREAS, the Company has agreed to issue the Warrants on the terms and conditions set forth in this Agreement and the Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in the Subscription Agreement the parties hereto hereby agree as follows:

Article I
Issuance

Section 1.1                                    Issuance of Warrants.  The Company shall issue and deliver a certificate or certificates evidencing the Warrants (the “Warrant Certificates”) pursuant to the terms of the Subscription Agreement.  Each Warrant Certificate shall be substantially in the form of Exhibit A hereto.  Each Warrant Certificate shall be dated the date of issuance.  An Officer of the Company shall sign each Warrant Certificate by manual or electronic signature.

Article II
Exercise

Section 2.1                                    Exercise.  Each Warrant shall initially entitle the Holder thereof to purchase one share of Common Stock (as adjusted, the “Number of Shares Per Warrant”) for a per share exercise price of $0.01 (as adjusted, the “Exercise Price”), in each case subject to adjustment pursuant hereto.  Subject to Sections 2.2 and Section 2.3, the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or in part from time to time.  The Company shall issue the Warrants pursuant to this Agreement and Section 4.7 of the Subscription Agreement.

Section 2.2                                    Exercise of Warrants for Cash.  Each Warrant may be exercised on any Business Day on or prior to 5:00 P.M. New York time on the Expiration Date, by

(i) surrender of a Warrant Certificate to the Company, at its Principal Place of Business, together with the Form of Election in the form of Exhibit 1 to the Warrant Certificate duly completed and signed by the Holder thereof, and (ii) payment to the Company of an amount equal to the number of Warrants so exercised multiplied by the Exercise Price (the “Payment Amount”) in cash, by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.  Upon exercise pursuant to this Section 2.2, the exercising Holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the number of Warrants exercised multiplied by the Number of Shares Per Warrant.

Section 2.3                                    Cashless Exchange of Warrants.  Each Warrant may be exchanged on any Business Day on or prior to 5:00 P.M. New York time on the Expiration Date, by surrender of a Warrant Certificate to the Company at its Principal Place of Business, together with the Form of Election in the form of Exhibit 1 to the Warrant Certificate duly completed and signed by the Holder thereof.  Upon exchange pursuant to this Section 2.3, the exchanging Holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the difference between (a) the number of Warrants exchanged multiplied by the Number of Shares Per Warrant, less (b) the quotient of (x) the product of (1) the number of Warrants exchanged multiplied by (2) the Number of Shares Per Warrant multiplied by (3) the Exercise Price, divided by (y) the Fair Market Value per share of Common Stock on the Business Day immediately preceding the date of such exchange.  For all purposes of this Agreement other than Sections 2.2 and 2.3, unless otherwise specified, any reference to the exercise of any Warrant shall be deemed to include a reference to the exchange of such Warrant into Common Stock in accordance with the terms of this Section 2.3.

Section 2.4                                    Delivery of Stock Certificates, etc.  Within 10 Business Days after each exercise of any Warrant, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall issue or cause to be issued in the name of and delivered to the Holder of such Warrant or as such Holder may direct:

(a)                                 a certificate or certificates for the number of shares of Common Stock, if certificated, to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction multiplied by the Fair Market Value per such share of Common Stock, as the case may be, on the Business Day immediately preceding the date of such exercise; and

(b)                                 in the event that Warrant Certificates are surrendered for exercise in respect of less than all the Warrants represented thereby, new Warrant Certificates, as directed by the Holders thereof, of like tenor, dated the date hereof, for the remaining Warrants not so exercised.

Section 2.5                                    When Exercise Effective.  Each exercise of any Warrant shall be deemed effective immediately prior to the close of business on the Business Day on which such Warrant, together with a properly completed Form of Election, shall be surrendered to the Company and, in the case of exercise pursuant to Section 2.2, the Payment Amount shall be paid with respect to such Warrant, or if such day is not a Business Day, the next Business Day.  At such time, the Persons in whose names any shares of Common Stock shall be issuable shall be deemed to have become the holders of record thereof.

Section 2.6                                    No Rights as a Stockholder.  Neither this Agreement nor the Warrant Certificates shall entitle a Holder to any voting rights or other rights as a holder of Common Stock prior to the effectiveness of exercise by such Holder of any Warrant pursuant to Section 2.2 or Section 2.3.

Article III
Adjustments

Section 3.1                                    Changes in Common Stock.  In the event that at any time or from time to time after the date hereof the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the Number of Shares Per Warrant immediately after the occurrence of such event shall be adjusted so that, after giving effect to such adjustment, each Holder shall be entitled to receive the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had each Warrant been exercised pursuant to Section 2.2 immediately prior to the occurrence of the events described above, and the Exercise Price shall be adjusted in inverse proportion.  An adjustment made pursuant to this Section 3.1 shall become effective immediately after the effective date in the case of a dividend, distribution, subdivision, combination or reclassification.

Section 3.2                                    Consolidation, Merger, Sale of Assets, Reorganization, Liquidation.

(a)                                 Except as provided in Section 3.2(b), in the event the Company consolidates or merges with or into any Person, transfers all or a substantial portion of the Company’s properties or assets to any other Person, effects a reorganization or reclassification of its capital stock, or any dissolution, liquidation, winding-up or any other similar transaction (each, a “Corporate Transaction”), each Holder shall have the right to receive upon exercise of the Warrants, the number and kind of cash and other property that such Holder would have received for its Common Stock had such Holder exercised its Warrant immediately before such Corporate Transaction.  The Company shall provide that any surviving or acquiring Person (the “Successor Company”) in such Corporate Transaction shall enter into an agreement with the Company confirming the Holders’ rights pursuant to this Agreement, assuming the Company’s obligations under this Agreement, jointly and severally with the Company if the Company shall survive such Corporate Transaction, and, unless Section 3.2(b) shall apply, providing after the date of such Corporate Transaction for adjustments, which shall be as nearly equivalent as possible to the adjustments provided for in this Article III.  The provisions of this Section 3.2 shall apply similarly to successive Corporate Transactions involving any Successor Company.

(b)                                 In the event of a Corporate Transaction in which consideration payable to holders of Common Stock is payable solely in cash, then the Holders shall be entitled to receive distributions on an equal basis with any holders of Common Stock for which the Warrants are exercisable at such time, as if the Warrants had been exercised immediately prior to such event pursuant to Section 2.2, less the Exercise Price then in effect.  In case of any Corporate Transaction described in this Section 3.2(b), the Company or any Successor Company, as the case may be, shall make available the consideration payable to such Holders (less the Exercise Price then in effect) at the same time and subject to the same terms as the other holders of Common Stock as if the Warrants had been exercised immediately prior to such Corporate Transaction.

Section 3.3                                    Dividends and Distributions.  In the event that the Company at any time or from time to time pays or makes any dividend or other distribution on the Common Stock, including, without limitation, distributions of cash, evidence of its indebtedness, Options, Convertible Securities, other securities or property or rights to subscribe for or purchase any of the forgoing, and whether by way of dividend, spin-off, reclassification, recapitalization, similar corporate reorganization or otherwise, other than with respect to a transaction addressed by Section 3.1 or Section 3.2 hereof, then, and in each such case, the Number of Shares Per Warrant shall be increased to a number determined by multiplying the previously applicable Number of Shares Per Warrant by a fraction, (A) the numerator of which shall be the Fair Market Value per share of Common Stock on the effective date for such dividend or other distribution, and (B) the denominator of which shall be the excess, if any, of (x) such Fair Market Value per share of Common Stock, over (y) the sum of the amount of any cash distributed per share of Common Stock plus the positive fair market value (as reasonably determined by the Board in good faith, as evidenced by a board resolution), if any, per share of Common Stock of any such evidences of indebtedness, Options, Convertible Securities, other securities or property or rights to be so distributed.  Such adjustments shall be made whenever any such dividend or other distribution is made and shall become effective as of the date of such distribution.

Section 3.4                                    Other Events.  If any event occurs as to which the provisions of this Article III are not strictly applicable but the failure to make any adjustment would not fairly and adequately protect the purchase rights of the Warrants in accordance with the intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such intent and principles, as shall be reasonably necessary to protect such purchase rights of the Warrants.

Section 3.5                                    Minimum Adjustment.  The adjustments required by the preceding Sections of this Article III shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Number of Shares Per Warrant or the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Number of Shares Per Warrant or the Exercise Price immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article III and not previously made, would result in the requisite minimum adjustment.

Section 3.6                                    Report as to Adjustments.  In each case of any adjustment in the Number of Shares per Warrant or the Exercise Price, the Company, at its sole expense, shall promptly (and in any event within 60 days) (i) compute such adjustment in accordance with the terms of this Agreement; (ii) prepare a report setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based (including, without limitation, (a) the event or events giving rise to such adjustment; (b)  the number of shares of Common Stock outstanding or deemed to be outstanding prior and subsequent to any such transaction; (c) the method by which any such adjustment was calculated (including a description of the basis on which the Board made any determination of Fair Market Value or fair market value required thereby and copies of the underlying documents supporting such determination); and (d) the Number of Shares Per Warrant and the Exercise Price in effect immediately prior to such event or events and as adjusted; (iii) mail a copy of each such report to each Holder (which, for the avoidance of doubt, mail be sent by e-mail) and, upon the request at any time (but in any event not more than once per calendar year) of any Holder, furnish to such Holder a like report setting forth the Number of Shares Per Warrant and the Exercise Price at the time in effect and showing in reasonable detail how they were calculated; and (iv) keep copies of all such reports available at its Principal Place of Business for inspection upon reasonable advance notice during normal business hours by any Holder or any prospective purchaser of any Warrant designated by the Holder thereof, subject to a customary confidentiality agreement if reasonably requested by the Company.

Section 3.7                                    Frustration of Purpose.  The Company shall not, by amendment of its certificate of incorporation or other organizational document, through any Corporate Transaction or otherwise, intentionally avoid or seek to avoid the observance or performance of any of the terms of this Agreement.  Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of any Warrant to exceed the Exercise Price, (b) will not permit the number of shares of Common Stock authorized by the Company’s certificate of incorporation and available for issuance upon the exercise of Warrants to be less than the number of shares of Common Stock that Holders may be entitled to receive upon the exercise of all outstanding Warrants; and (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise by Holders of all outstanding Warrants.

Section 3.8                                    Adjustment to Warrant Certificate.  The form of Warrant Certificate need not be changed as a result of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Number of Shares Per Warrant and the same Exercise Price as are stated in any Warrant Certificates issued prior to such adjustment.  The Company, however, may at any time make any change in the form of Warrant Certificate that it may deem appropriate to give effect to any such adjustment and that does not affect the substance of the Warrant Certificate or the rights represented thereby, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 3.9                                    Notices of Corporate Action.  In the event the Company proposes to: (i) pay, distribute, or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive, any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property; (ii) consummate any Corporate Transaction; (iii) issue or repurchase any Common Stock, Convertible Securities, Options or any other securities the return on which is measured in whole or in part by reference to the Common Stock; then, at least 15 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to each Holder a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any Corporate Transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such Corporate Transaction and a description in reasonable detail of such transaction; (d) the date of such issuance or repurchase, together with a description of any securities to be issued or repurchased and the consideration to be received or offered by the Company therefor; and (e) in each case, the expected effect on the Number of Shares Per Warrant and the Exercise Price of each such transaction or event, as applicable.  The Company shall update any such notice to reflect any change in the foregoing information.

Article IV
Registration and Transfer

Section 4.1                                    Warrant Register; Transfer and Exchange of Warrants.

(a)                                 The Company shall maintain its principal place of business at 2270 Colonial Boulevard, Fort Myers, Florida, 33907, or such other address of which the Company shall reasonably notify the Holders (the “Principal Place of Business”), where notices, presentations and demands in respect of the Warrants may be made upon it.  The Company shall cause to be kept at its Principal Place of Business a register for the registration and transfer of the Warrants (the “Warrant Register”).  The names and addresses of Holders of Warrants shall be registered in the Warrant Register.  The Company shall record all transfers of the Warrants in the Warrant Register, and entries in the Warrant Register shall be conclusive and binding absent manifest error.  The names and addresses of Holders of Warrants, the transfer thereof and the names and addresses of transferees of Warrants shall be registered in the Warrant Register.  The Company may treat the person in whose name any Warrant Certificate is registered in the Warrant Register as the owner and holder thereof and the Warrants represented thereby for all purposes, except that, if and when any Warrant Certificate is properly assigned in blank, using a Form of Assignment in the form of Exhibit 2 attached to the Warrant Certificate (the “Form of Assignment”), the Company may treat the bearer thereof as the owner of such Warrant Certificate and the Warrants represented thereby.  Warrants, if properly assigned using the Form of Assignment, may be exercised by a new Holder without a new Warrant Certificate first having been issued.

(b)                                 Upon surrender at the Principal Place of Business of any Warrant Certificate for exchange or for registration of transfer (together with, in the case of any transfer of all or any portion of the Warrants represented by such Warrant Certificate, a Form of Assignment duly filled in and signed by the Holder thereof and including, if required by the Company, an opinion of its counsel reasonably satisfactory to the Company to the effect that such transfer is exempt from the registration requirements of the Securities Act), the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall execute and deliver to or upon the order of the Holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such Holder or as such Holder may direct, calling in the aggregate for the number of shares of Common Stock called for in the Warrant Certificate so surrendered.

Section 4.2                                    Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate (including an affidavit of that fact, and in the case of loss, theft or destruction, such indemnification as the Company may reasonably require), the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor and dated the date hereof.

Section 4.3                                    Required Legend.  Each Holder hereby acknowledges that the Warrant Certificates and any certificates for shares of Common Stock issued upon exercise of any Warrants (unless no longer required in the opinion of counsel) shall bear a legend substantially in the following form:

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Whenever the foregoing legend is no longer required in the opinion of outside legal counsel to any Holder, upon request of any such Holder, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall issue or cause to be issued in the name of and delivered to such Holder or as such Holder may direct new Warrant Certificates of like tenor, dated the date hereof, and/or new certificates for shares of Common Stock without such legend.  The Company shall have the right to receive upon request a written opinion of such outside legal counsel to the effect that the legends set forth above are no longer required in order to maintain compliance with applicable securities laws.

Section 4.4                                    Registration of Common Stock and Warrants.  If any shares of Common Stock required to be issued upon exercise of any Warrant require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued, the Company shall, at its sole expense and as expeditiously as possible, use its commercially reasonable efforts to cause such shares of Common Stock to be duly registered and approved.  If at any time the Common Stock is listed on any national securities exchange, the Company, at its sole expense, shall obtain promptly and maintain the approval for listing on each such exchange of the shares of Common Stock issuable upon exercise of the then outstanding Warrants and shall maintain such listing after their issuance.  For the avoidance of doubt, the shares of

Common Stock underlying the Warrants shall have the benefit of the registration rights set forth in the Securityholders Agreement (as defined in the Subscription Agreement), as it may be amended from time to time.

Article V
Covenants

Section 5.1                                    Reservation of Stock, etc.  The Company shall at all times reserve and keep available, free from preemptive rights, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon exercise of all Warrants at the time outstanding.  All shares of Common Stock issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, nonassessable, free from preemptive rights, free from all taxes with respect to the issuance thereof and free from all liens, charges and security interests created by the Company, with no liability on the part of the holders thereof.

Section 5.2                                    Cooperation.  Prior to any initial public offering of the equity securities of the Company or any of its Subsidiaries, the Company shall use reasonable efforts to take any actions necessary to enable any Holder representing the Required Interest to exercise its Warrants for non-voting shares of common stock of the Company in lieu of Common Stock on the same economic terms as provided hereunder.  If Warrants exercisable for non-voting shares of common stock of the Company are transferred, then the Company shall use reasonable efforts to take any actions necessary to enable the exercise of such Warrants for Common Stock.  If any non-voting shares of common stock of the Company are transferred, the Company shall use reasonable efforts to take any actions necessary to convert such non-voting shares of common stock of the Company into Common Stock.

Article VI
Definitions

Section 6.1                                    Definitions.  The following terms have the meanings indicated below, unless the context otherwise requires:

“Additional Shares of Common Stock” means all shares, including treasury shares, of Common Stock, issued or sold, or deemed to be issued or sold, by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of Warrants.

“Agreement” or “Warrant Agreement” means this Warrant Agreement, together with all Exhibits and Schedules hereto, as amended from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized or required to be closed.

“Commission” means the Securities and Exchange Commission and each successor agency.

“Common Stock” means the common stock of the Company, par value $0.01 per share, any capital stock into which such Common Stock shall have been changed or converted, any capital stock resulting from any reclassification of such Common Stock, and all other capital stock of any class or classes of the Company the holders of which have the right either to all or any portion of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Convertible Securities” means any evidences of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

“Expiration Date” means the tenth anniversary of the date hereof.

“Fair Market Value” of a share of Common Stock on any date means, (i) if the Common Stock is listed on a national stock exchange, the officially quoted closing price on such stock exchange, (ii) if the Common Stock is listed on the NASDAQ Stock Market, the officially quoted closing price on NASDAQ, , in either case, on the date as of which the value is to be determined (or if such date is not a trading day, as of the immediately preceding trading day), or (iii) if the Common Stock is not listed on either a national stock exchange or NASDAQ, the fair market value as determined in good faith by the Board; provided that if Holders representing the Required Interest object in writing to such determination by the Board within ten (10) Business Days after receipt of the information delivered pursuant to Section 3.6, (x) Fair Market Value shall be determined by an independent nationally recognized valuation firm mutually agreed by the Board (on behalf of the Company) and the Holders representing the Required Interest, and (y) prior to the final determination of Fair Market Value by such valuation firm, the Holders and the Board shall each be entitled to (a) receive a copy of any draft appraisals, material reports and material correspondence from such valuation firm and (b) reasonable opportunities to discuss the appraisal with the valuation firm.  The fees, costs and expenses of the valuation firm shall be borne equally by the Company, on the one hand, and the objecting Holders, on the other hand.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, Secretary or any Assistant Secretary of the Company.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire, directly or indirectly, shares of Common Stock, including, without limitation, Convertible Securities, but excluding options issued pursuant to the 2014 Stock Option Plan of the Company or any other equity incentive plan approved by the Board.

“Person” means an individual, partnership, limited partnership, corporation, business trust, limited liability company, limited liability company, joint stock company, trust, estate, unincorporated association, joint venture, or other entity.

“Required Interest” means Holders of a majority of the Warrants at the time outstanding.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission thereunder, as amended from time to time.

“Subsidiary” means, with respect to any Person, any company or corporate entity for which such Person owns, directly or indirectly, an amount of the voting securities, other rights or interests, including pursuant to contract, which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such company or corporate entity).

Section 6.2                                    Other Definitions.  The following terms have the meanings given to them in the sections indicated below:

Term	Section
“Agreement”	Preamble
“Company”	Preamble
“Corporate Transaction”	3.2(a)
“Exercise Price”	2.1
“Holders”	Preamble
“Number of Shares Per Warrant”	2.1
“Payment Amount”	2.2
“Principal Place of Business”	4.1
“Subscription Agreement”	Recitals
“Successor Company”	3.2(a)
“Warrants”	Recitals
“Warrant Certificates”	1.1
“Warrant Register”	4.1

Article VII
Miscellaneous

Section 7.1                                    Remedies.  The Company stipulates that the remedies at law available to each Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.  No failure or delay on the part of any Holder, in exercising any right, power or remedy hereunder shall operate as a suspension or waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are in addition to and not exclusive of any other remedies provided at law or in equity.

Section 7.2                                    No Rights or Liabilities as Stockholder.  Nothing contained in this Agreement shall be construed as imposing any obligation on any Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company or otherwise.

Section 7.3                                    Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid, return receipt requested), sent by hand delivery, express overnight courier service or facsimile or email transmission, or delivered to the applicable party, if to the Company, at its Principal Place of Business, or if to any Holder, at the registered address of such Holder as set forth in the Warrant Register or at such other address as shall be designated by such Holder in a written notice to the Company (such designation to be recorded by the Company in the Warrant Register).  All such notices, requests, demands and other communications shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and two Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage paid, (b) upon receipt of transmission, when sent by telecopy, facsimile or email transmission and followed by overnight courier, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand delivered by messenger.  Notwithstanding anything to the contrary herein, exercise of any Warrant shall be governed by Article II.

Section 7.4                                    Amendments and Waivers.  This Agreement and any term hereof may be amended, altered, modified or waived only by an instrument in writing signed by the Company and the Required Interest; provided, however, that no such amendment, alteration, modification or waiver that would negatively affect the rights, interests or obligations of a Holder of any Warrant and would treat such Holder in a discriminatory manner may be made without the prior written consent of such Holder.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.5                                    Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Holders from time to time of the Warrants.  This Agreement or any rights or obligations hereunder may be assigned, in whole or in part, by any Holder without the consent of the Company to any Person in connection with the transfer of all or a portion of such Holder’s Warrants to such Person.

Section 7.6                                    Prior Agreements.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements, written or oral, concerning the subject matter hereof.

Section 7.7                                    Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the maximum extent possible. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8                                    Termination.  This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the exercise thereof or the repurchase thereof by the Company), except that the provisions of Section 7.1 (Remedies) and this Section 7.8 (Termination) shall continue in full force and effect after such termination.

Section 7.9                                    Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

Section 7.10                             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to any conflicts of law principles (whether of the State of New York or any other jurisdiction) that would require the application of the laws of another jurisdiction.

Section 7.11                             Consent to Jurisdiction.  In any action or proceeding between the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each party hereby irrevocably and unconditionally (i)  consents and submits to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York (and each party agrees not to commence any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby except in such courts), and (ii)  waives any objection to the laying of venue in the courts of the State of New York and the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement as of the date first above written.

Company:

21st Century Oncology Holdings, Inc.

By:
Name:
Title:

Holders:

Canada Pension Plan Investment Board

By:
Name:
Title:

Exhibit A
to Warrant Agreement

21st Century Oncology Holdings, Inc.
[Form of Warrant Certificate]
[Number] Warrants

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE WARRANTS REPRESENTED BY THIS WARANT CERTIFICATE ARE SUBJECT TO A WARRANT AGREEMENT WHICH FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THE WARRANTS.  A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.  ANY TRANSFER OR PLEDGE MADE IN VIOLATION OF SUCH WARRANT AGREEMENT IS VOID.  COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED BY ANY HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.

No.
[date]

This Warrant Certificate certifies that [Holder], and its permitted assigns, are entitled to purchase from 21st Century Oncology Holdings, Inc., a Delaware corporation (the “Company”), [number of Warrants] (as adjusted, the “Number of Shares”) duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at the purchase price per share of $0.01 (as adjusted, the “Exercise Price”), at any time or from time to time prior to 5:00 P.M., New York City time, on the tenth anniversary of the date hereof (such date, the “Expiration Date”), all subject to the terms, conditions and adjustments set forth in the Warrant Agreement, dated as of [date] (as may be amended from time to time, the “Warrant Agreement”), by and among the Company and the holders from time to time of the Warrants (the “Holders”).  The warrants represented by this Warrant Certificate are warrants to purchase Common Stock (each a “Warrant” and collectively, the “Warrants,” such term to include any such warrants issued in substitution therefor).  The Warrants may be exercised in whole or in part in the manner, and for the exercise price, provided in the Warrant Agreement.  The Warrants originally issued evidence rights to purchase the Number of Shares, subject to adjustment as provided in the Warrant Agreement.  The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of the Company and the Holder.

21st Century Oncology Holdings, Inc.

By:
Name:
Title:

2

Exhibit 1
to Warrant Certificate

Form of Election
[To be executed upon exercise or exchange of the Warrant]

To                                 21st Century Oncology Holdings, Inc.
[Address]

The undersigned registered holder of the enclosed Warrant Certificate hereby [exchanges / exercises] [number] of the Warrants represented by such Warrant Certificate and purchases [number](1) shares of Common Stock and / or other such securities and property in such type, number and / or amount as provided in the Warrant Agreement [and herewith makes payment of $[amount] therefore], and requests that the certificates for such shares and / or other evidences of such other securities and property, as the case maybe, be issued in the name of, and delivered to [name], whose address is [address].

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant Certificate)

(Street Address)

	(City)	(State)	(Zip Code)

(1)              In the case of a partial exercise, a new Warrant Certificate or Warrant Certificates, representing the unexercised portion of the Warrant, will be issued and delivered to the holder surrendering the Warrant Certificate.

Exhibit 2
to Warrant Certificate

Form of Assignment
[To be executed upon assignment of the Warrant]

To                                 21st Century Oncology Holdings, Inc.
[Address]

FOR VALUE RECEIVED, the undersigned registered Holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto [name], whose address is [address], [number] of the Warrants represented by such Warrant Certificate to purchase shares of Common Stock of the Company and / or other such securities and property in such type, number and / or amount as provided in the Warrant Agreement, and, if such Warrants shall not include all of the Warrants represented by the enclosed Warrant Certificate, the Company shall issue and deliver a new Warrant Certificate to the undersigned of like tenor for the remaining Warrants not transferred hereunder, and does hereby irrevocably constitute and appoint [name] attorney, to register such transfer on the books of the Company maintained for such purpose, with full power of substitution.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Street Address)

	(City)	(State)	(Zip Code)
Signed in the Presence of:

Acknowledged and Accepted:

21st Century Oncology Holdings, Inc.

By:
Name:
Title: